UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

Millrose Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42476	99-2056892
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Brickell Avenue, Suite 1400
Miami, Florida		33131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 782-3841

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	MRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Delayed Draw Term Loan Agreement Amendment

On August 1, 2025, Millrose Properties, Inc. (“Millrose” or the “Company”) entered into a first amendment (the “First Amendment to DDTL”) to the Credit Agreement, dated June 24, 2025 (the “DDTL Credit Agreement”), by and among the Company, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent for the lenders. The DDTL Credit Agreement was amended pursuant to the First Amendment to DDTL to, among other things, allow the Company to partially exempt in certain circumstances one incurrence of debt or issuance of equity securities (the “Designated Issuance”) from the DDTL Credit Agreement provision that otherwise requires a mandatory prepayment of the loans borrowed under the DDTL Credit Agreement (the “DDTL Loans”) using 100% of the net cash proceeds from each incurrence of debt or issuance of equity securities (subject to certain limited exceptions specified in the DDTL Credit Agreement). In the case of the Designated Issuance, the Company will instead be required to prepay the DDTL Loans in an amount equal to the lesser of (x) 100% of such net cash proceeds and (y) an amount sufficient such that no more than $500.0 million in aggregate principal amount of DDTL Loans remain outstanding immediately after such prepayment. The First Amendment to DDTL also amended the DDTL Credit Agreement to add a funding fee in an amount equal to 0.250% of the aggregate principal amount of the DDTL Loans outstanding on the date that is 270 days after the initial draw date under the DDTL Credit Agreement, which was June 24, 2025.

The foregoing description of the First Amendment to DDTL is not complete and is qualified in its entirety by reference to the First Amendment to DDTL, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Joinder to Revolving Credit Agreement

On August 1, 2025, Millrose Properties SPE LLC, a subsidiary of the Company (“Millrose Properties SPE”), was joined as a guarantor to the Credit Agreement, dated February 7, 2025, by and among the Company, as borrower, a consortium of lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

Joinder to DDTL Credit Agreement

On August 1, 2025, Millrose Properties SPE was joined as a guarantor to the DDTL Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

Announcement of Notes Offering

On August 4, 2025, Millrose issued a press release announcing that it plans to offer (the “Offering”) up to $1.0 billion aggregate principal amount of senior notes due 2030 (the “Notes”), subject to market conditions. The Offering will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and related guarantee are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States to certain non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

The Notes and the related guarantee have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws. This Report shall not constitute an offer to sell or the solicitation of an offer to buy, any securities, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-looking Statements

Certain statements contained in this Report and oral statements made regarding the matters addressed in this Report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Offering, the expected use of proceeds therefrom and other future events. All forward-looking statements included in this Report are qualified in their entirety by, and should be read in the context of, the risk factors and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Except to the extent required by applicable law, Millrose undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	First Amendment to Credit Agreement, dated August 1, 2025, by and among the Company, the lenders party thereto and Goldman Sachs Bank USA as administrative agent for the lenders.

99.1	Press Release dated August 4, 2025.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLROSE PROPERTIES, INC.

Date: August 4, 2025	By:	/s/ Garett Rosenblum
	Name:	Garett Rosenblum
	Title:	Chief Financial Officer and Treasurer